Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree that the attached Schedule 13G dated March 11, 2020 relating to the Common Stock, par value $0.0001 per share, of Passage Bio, Inc. shall be filed on behalf of the undersigned.

Dated: March 11, 2020

AI PASSAGE LLC
By: Access Industries Management, LLC, Its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

ACCESS INDUSTRIES HOLDINGS LLC
By: Access Industries Management, LLC, Its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

ACCESS INDUSTRIES MANAGEMENT, LLC
By:

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

*
Signature

Len Blavatnik
Name

*

The undersigned, by signing his name hereto, executes this Joint Filing Agreement pursuant to the Power of Attorney executed on behalf of Mr. Blavatnik (as filed with the Securities and Exchange Commission on February 13, 2015).

By:	/s/ Alejandro Moreno
Name:	Alejandro Moreno Attorney-in-Fact